EXHIBIT 99.1

NEWS RELEASE
For Immediate Release	Contact: Pat Lawlor
(925) 328-4656	Vice President, Finance/Chief Financial Officer

Giga-tronics Announces its Third Quarter Earnings and Conference Call on January 28, 2010

SAN RAMON, Calif. – January 14, 2010 – Giga-tronics Inc. (Nasdaq: GIGA) will release results for the third quarter of fiscal year 2010 on Thursday, January 28, 2010, after the close of trading on the Nasdaq Stock Market.

Also on Thursday, January 28, 2010, Giga-tronics will host a conference call at 4:30 p.m. ET to discuss the results and provide an update on the company's operations.

To participate in the call, dial (877) 407-8035 domestically or (201) 689-8035 for international.  It is recommended that you call in 5 - 10 minutes prior to the start time.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via Giga-tronics’ website at www.gigatronics.com or through www.InvestorCalendar.com.

A replay of the call will be available later on Giga-tronics’ website under “Investor Relations”. This conference call discussion will reflect management's views as of January 28, 2010 only.

Giga-tronics produces instruments, subsystems and sophisticated microwave components that have broad applications in both defense electronics and wireless telecommunications.

Headquartered in San Ramon, California, Giga-tronics is a publicly held company, traded over the counter on NASDAQ Capital Market under the symbol "GIGA".